                                                           EXHIBIT 10.29


          CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF
          THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND DENOTED BY [***]. THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
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                                PROMISSORY NOTE

                                                    Dated as of January 31, 1997

FOR VALUE RECEIVED, Midway Airlines Corporation, a corporation duly organized and existing under the laws of the State of Delaware ("Borrower"), with its principal office at 300 W. Morgan Street, Suite 1200, Durham, North Carolina 27701, hereby unconditionally promises to pay to the order of debis AirFinance B.V. ("Lender") at its office at Triport 1, ruimte 7140, Evert van de Beekstraat 22, 1118 CL Luchthaven Schiphol, Amsterdam Airport Schiphol, The Netherlands, the principal sum of U.S. Dollars Two Million Six Hundred Thirty-Four Thousand Three Hundred Seventy-Seven and Six Cents (U.S. $2,634,377.06) together with, to the extent permitted by applicable law, interest of 8% percent per annum thereon ("Interest Rate") from the date hereof until its payment to Lender in full, computed on the basis of a 365-day year and the actual number of days elapsed.

1. Payments. Each payment due under this Note shall be made in immediately available funds at the office of Lender or to such account as Lender may designate to Borrower without any setoff, withholding or deduction of any kind. [***]Thereafter, principal and interest shall be paid in installments of [***]or the first Business Day of each month, [***] until the entire indebtedness evidenced hereby is fully paid, except that any remaining indebtedness, if not sooner paid, shall be due and payable on [***]. For the purposes hereof, Business Day shall mean a day (other than a Saturday or Sunday) on which banks are open for business in New York. This Note together with interest accrued thereon may be prepaid in whole or in part at any time before it is payable under this Note.

2. Representations. Borrower represents and warrants that (a) Borrower has full power and authority, not restricted by any law or governmental regulation, to execute and deliver this Note to perform its obligations as contemplated hereby,
(b) upon execution and delivery of this Note to Lender, it will evidence a valid and legally binding obligation of Borrower, enforceable in accordance with its terms, and (c) the execution and delivery of this Note is not in violation
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of, nor is it an event of default, or an event which with the passage of time or service of notice may become an event of default, under any agreement or instrument to which Borrower is a party.

3. Acceleration. If any of the following events ("Events of Default") shall occur, namely

(a) Borrower fails to pay to Lender any amount due hereunder within five (5) Business Days after the date when such payment is due and payable hereunder;

(b) Any event of default (however defined) occurs under any aircraft operating lease agreement between Borrower, as lessee, and a lessor, for the benefit, directly or indirectly, of debis AirFinance B.V., Daimler-Benz Aerospace A.G., or any affiliate of either of them, or any successor or assign of either of them, which event of default results in termination of such aircraft operating lease agreement, either automatically or after the giving of notice thereof to the lessee; or

(c) Any Event of Default (as defined therein) occurs under the Promissory Note dated as of January 31, 1997 in the principal amount of $3,264,719.80 which has been executed by Borrower in favor of Daimler-Benz Aerospace A.G.; or

(d) If Borrower makes any prepayment in respect of the Secured Promissory
Note dated February 7, 1997 in the principal amount of $9,450,000 payable by Midway to American Airlines, Inc. ("American"), or any note given in substitution therefor, whether held by American or any successor or assign thereof (the "American Note"), or amends the American Note to provide for terms more favorable to the payee therof (including, without limitation, any increase in the interest rate or acceleration of payment), or if any obligation evidenced by the American Note shall become due before its originally stated due date, whether because of a Change in Control or an Event of Default (as those terms are defined in the American Note, or for any other reason;

thereupon, without the necessity of any service of notice thereof upon Borrower,
(i) every liability of Borrower to Lender of whatever kind, whether absolute or contingent, shall forthwith become payable, both as to principal and interest, and (ii) interest shall accrue on the outstanding principal balance of this Note until the date of its payment in full (A) at a rate of 18% per annum, or (B) if it shall be less, to the maximum extent as may be allowed by applicable law.


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4. Governing Law; Resolutions of Disputes. This Note shall be construed in accordance with and governed by the internal laws of the State of New York without regard to any conflict of law rules. In connection with any dispute which may arise under this Note, Borrower hereby irrevocably submits to, consents to, and waives any objection to, the non-exclusive jurisdiction of the courts of the United States and of the State of New York located in the County of New York, waives any objection to the laying of venue in such a court, and waives any right to trial by jury.

5. Other Provisions. Borrower waives demand, presentment, protest, notice of dishonor and all forms of notice required to hold Borrower liable on this Note.

Borrower shall reimburse Lender upon request for any out-of-pocket expenses, including reasonable fees and disbursements of legal counsel, incurred in connection with the enforcement of, or maintenance of its rights under, this Note.

Borrower has not relied upon any representation of Lender in giving this Note. This Note may not be amended except by an instrument or instruments in writing signed by the person or entity against whom enforcement of any such amendment is sought; the waiver by Lender of any condition of, or any breach of any term or provision of, this Note shall be limited to such instance and shall not be construed as a waiver of the conditions generally or of any subsequent breach.

In the event any one or more of the provisions contained in this Note shall be invalid, illegal or unenforceable in any respect, the remaining provisions shall not for that reason be affected or impaired in any way.

This Note shall inure to the benefit of, and shall be binding upon, Lender and Borrower, their respective successors and Lender's assigns.


                                    MIDWAY AIRLINES CORPORATION
                                    Borrower


                                    By: /s/ Jonathan S. Waller
                                        --------------------------
                                        Name: Jonathan S. Waller
                                        Title: Senior Vice President


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